SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2014

Cubed, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-171371	37-1603977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 S. 4th Avenue, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (808) 937-2629

Northwest Resources, Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.03     Amendments to Articles of Incorporation or Bylaws

Pursuant to the approval of a majority of our shareholders and our board of directors, we have changed our corporate name to “Cubed, Inc.” In addition, our board of directors has approved a forward split of our common stock on the basis of 2.67 shares for each share issued and outstanding.  Shares issuable as a result of the split will be payable to shareholders as a share dividend. The total number of authorized shares has not been changed. We have received confirmation from the Financial Industry Regulatory Authority (FINRA) that these changes will be effective in the over-the-counter securities markets beginning March 18, 2014.

We filed a Certificate of Amendment with the Nevada Secretary of State to reflect the name change and a Certificate of Change to reflect the forward split.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.  A copy of the Certificate of Change is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

In connection with the name change and forward split, our common stock has been assigned a new CUSIP number and new trading symbol. The new CUSIP number is 22966T 102. For a period of twenty (20) business days beginning March 18, 2014, our trading symbol will be NWRSD.  After twenty business days, our new trading symbol will be CRPT.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Certificate of Amendment
3.2	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cubed, Inc.

/s/ Douglas Shinasto

Douglas Shinsato
President, Chief Executive Officer

Date: March 14, 2014

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